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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 333-44399, 33-80993, 33-80995, 33-91506 and 33-93148) on Form S-8 and the
Registration Statements (Nos. 333-03351 and 333-03766) on Form S-3 of Cox Communications, Inc. of our report dated March 3, 1998 on the consolidated financial statements of Teleport Communications Group Inc. appearing in the Annual Report, as amended, on Form 10-K/A of Cox Communications, Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

New York, New York
March 26, 1998